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                                                                   EXHIBIT 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post Effective Amendment No. 1 on Form S-8 to Form S-4 of our report dated March 9, 2000 relating to the consolidated financial statements, which appears in the 1999 Annual Report to Shareholders of AT&T Corp., which is incorporated by reference in AT&T Corp.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated March 9, 2000 relating to the consolidated financial statement schedule, which appears in such Annual Report on Form 10-K.




PricewaterhouseCoopers LLP


New York, New York
January 9, 2001